Exhibit 99(c)

ANNUAL SERVICER'S CERTIFICATE

Pursuant to the

Master Pooling and Servicing Agreement

SAKS INCORPORATED

_________________________________________

The undersigned, a duly authorized representative of Household Finance Corporation, as Successor Servicer (the "Successor Servicer"), pursuant to a Master Pooling and Servicing Agreement (the "Agreement") dated as of August 21, 1997, as amended, by and among Saks Credit Card Corporation as Transferor, HRSI Funding, Inc. III as Successor Transferor, Saks Incorporated as Servicer, the Successor Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, does hereby certify that:

1. The Successor Servicer is, as of the date hereof, the Successor Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2. The undersigned is a servicing officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3. A review of the activities of the Successor Servicer from May 15, 2003 through December 31, 2003 (the "Period") and of its performance under the Agreement was conducted under my supervision.

4. Based on such review, the Successor Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such Period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each default in the performance of the Successor Servicer's obligations under the provisions of the Agreement known to me to have been made by the Successor Servicer during the Period ended December 31, 2003, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Successor Servicer, if any, to remedy each such default and (iii) the current status of each such default:

N O N E

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 25th day of March, 2004

HOUSEHOLD FINANCE CORPORATION

as Successor Servicer

By: _/s/ Steven H. Smith __

Steven H. Smith

Assistant Treasurer

SAKS